SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported): October 12, 1999 (September 30, 1999)


                      Rare Medium Group, Inc.
             (Exact Name of Registrant as Specified in Charter)


   Delaware                000-13865               23-2368845
(State or Other       (Commission File No.)      (IRS Employer
Jurisdiction of                                  Identification No.)
Incorporation)


         565 Fifth Avenue, 29th Floor, New York, New York  10017
        (Address of Principal Executive Offices, including Zip Code)


                           (212) 883-6940
            (Registrant's telephone number, including area code)


                                  N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 2.   Acquisition or Disposition of Assets.

           On September 30, 1999 (the "Closing Date"), pursuant to the terms of that certain Unit Purchase Agreement dated as of the 27th day of September, 1999, by and among Rare Atomic Pop, LLC, a Delaware limited liability company ("Rare Atomic"), New Valley Corporation, a Delaware corporation ("New Valley"), and Ant 21 LLC, a Delaware limited liability company ("Ant 21"), Rare Medium Group, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary Rare Atomic, acquired from Ant 21 1,313,112.27 newly-issued units of membership interest in Ant 21 (the "Units") and an option, exercisable within 120 days from September 27, 1999, to acquire from Ant 21 an additional 656,556.13 units of membership interest in Ant 21 (the "Option").

           Immediately following the Closing Date, the Units represent 33.33% of the total issued and outstanding units of membership interest in Ant 21. Pursuant to the terms of Ant 21's limited liability company operating agreement (the "Operating Agreement"), Ant 21 is managed by a board of directors composed of seven members. As part of the acquisition of the Units, Rare Atomic has the right to elect three directors for so long as its ownership percentage is five percent or greater. Additionally, the provisions of the Operating Agreement give each director elected by Rare Atomic a veto right on all matters submitted to the board.

           Ant 21 is an online record label and digital music destination with principal offices in Santa Monica, California. The Company intends to acquire rights to music by licensing catalog from other labels and by signing bands directly.

           In consideration for the Units, Rare Atomic paid $5,000,000 in cash. In the event Rare Atomic elects to exercise the Option (which may be exercised in whole but not in part, and only in conjunction with a similar option held by New Valley), the exercise price is $2,500,000 in cash. The consideration for the Units and the Option was arrived at through arms-length negotiation. The source of funds for Rare Atomic's purchase price for the Units was a capital contribution from the Company from funds on hand.

           In connection with the acquisition of the Units by Rare Atomic, the Company and Ant 21 agreed to negotiate in good faith towards entering into a commercially reasonable and customary agreement for the Company to provide certain technical and consulting services to the Seller.

           The foregoing description of the Unit Purchase Agreement contained in this Form 8-K is a brief summary of the provisions thereof but does not purport to be complete. This summary is qualified in its entirety by reference to the Unit Purchase Agreement, a copy of which is attached hereto as an exhibit and incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

           (a)  Financial Statements of Businesses Acquired.

                The financial statements specified in Item 7(a) of Form 8-K are not required.

           (b)  Pro Forma Financial Information.

                The pro forma financial information specified in Item 7(b) of Form 8-K is not required.

           (c)  Exhibits.


                Exhibit No.    Description

                10. Unit Purchase Agreement dated as of the 27th day of September, 1999, by and among Rare Atomic Pop, LLC, a Delaware limited liability company, New Valley Corporation, a Delaware corporation, and Ant 21 LLC, a Delaware limited liability company.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                               RARE MEDIUM GROUP, INC.
                               (Registrant)

DATE:  October 12, 1999       By:     /s/ Jeffrey J. Kaplan
                               Name:  Jeffrey J. Kaplan
                               Title: Executive Vice President and
                                      Chief Financial Officer